Registration Nos. 333-39678, 333-103527, 333-113704, 333-124803, 333-147599

333-163274, 333-166504, 333-166505, 333-181060, 333-181061

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S—8 REGISTRATION STATEMENT NO. 333-39678

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM S—8 REGISTRATION STATEMENT NO. 333-103527

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM S—8 REGISTRATION STATEMENT NO. 333-113704

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S—8 REGISTRATION STATEMENT NO. 333-124803

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S—8 REGISTRATION STATEMENT NO. 333-147599

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S—8 REGISTRATION STATEMENT NO. 333-163274

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S—8 REGISTRATION STATEMENT NO. 333-166504

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S—8 REGISTRATION STATEMENT NO. 333-166505

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S—8 REGISTRATION STATEMENT NO. 333-181060

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S—8 REGISTRATION STATEMENT NO. 333-181061

ON

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

HEADWATERS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	87-0547337
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

10701 South River Front Parkway, Suite 300

South Jordan, Utah 84095
(Address of principal executive offices, including zip code)

2000 Employee Stock Purchase Plan

Headwaters Incorporated 2002 Stock Incentive Plan

Headwaters Incorporated 2003 Stock Incentive Plan

Headwaters Incorporated Long Term Incentive Compensation Plan

Headwaters Incorporated 2000 Employee Stock Purchase Plan (formerly Covol Technologies, Inc. 2000 Employee Stock Purchase Plan)

Headwaters Incorporated 2010 Incentive Compensation Plan

Headwaters Incorporated Directors’ Deferred Compensation Plan

(Full titles of the plans)

Ernest C. McLean

Senior Vice President and Secretary

Headwaters Incorporated

c/o Boral Industries Inc.

200 Mansell Court East #305

Roswell, GA 30076

(770) 645-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Peter D. Serating

June S. Dipchand

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,”  “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer ☐	Smaller reporting company ☐	Emerging Growth Company ☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”), filed by Headwaters Incorporated, a Delaware corporation (the “Company”), remove from registration all shares of common stock, par value $0.001 per share, of the Company (the “Shares”) and obligations to pay deferred compensation in the future in accordance with the terms of the Company’s Directors’ Deferred Compensation Plan (the “Obligations”) registered under the following Registration Statements on Form S-8 filed by the Company (the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “SEC”), pertaining to the registration of the Shares and Obligations offered under the below noted employee benefit and equity plans and agreements.

Registration No.	Date Filed with the SEC	Name of Equity Plan(s) or Agreement(s)	Shares / Obligations
333-39678	6/20/2000	2000 Employee Stock Purchase Plan	500,000 Shares
333-103527	2/28/2003 (as amended on 5/11/2005)	Headwaters Incorporated 2002 Stock Incentive Plan	1,500,000 Shares
333-113704	3/18/2004 (as amended on 3/19/2004)	Headwaters Incorporated 2003 Stock Incentive Plan	2,500,000 Shares
333-124803	5/11/2005	Headwaters Incorporated Long Term Incentive Compensation Plan	1,500,000 Shares
333-147599	11/23/2007	Headwaters Incorporated 2000 Employee Stock Purchase Plan (formerly Covol Technologies, Inc. 2000 Employee Stock Purchase Plan)	750,000 Shares
333-163274	11/20/2009	Headwaters Incorporated Long Term Incentive Compensation Plan	700,000 Shares
333-166504	5/4/2010	Headwaters Incorporated 2000 Employee Stock Purchase Plan (formerly Covol Technologies, Inc. 2000 Employee Stock Purchase Plan)	3,000,000 Shares
333-166505	5/4/2010	Headwaters Incorporated 2010 Incentive Compensation Plan	2,500,000 Shares
333-181060	5/1/2012	Headwaters Incorporated 2010 Incentive Compensation Plan	2,700,000 Shares
333-181061	5/1/2012	Headwaters Incorporated Directors’ Deferred Compensation Plan	694,445 Shares and up to $3,000,000 aggregate amount of Obligations

On May 8, 2017, pursuant to the Agreement and Plan of Merger, dated as of November 20, 2016 (the “Merger Agreement”), by and among the Company, Boral Limited, an Australian corporation (“Parent”), and Enterprise Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Parent (the “Merger”).

In connection with the Merger and other transactions contemplated by the Merger Agreement, the Company’s equity securities have ceased to be publicly traded and the Company is terminating all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any Shares or Obligations which remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration all securities of the Company registered under the Registration Statements that remain unsold as of the date hereof, and terminates the effectiveness of the Registration Statements.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.2 to the Company’s Current Report on Form 8—K filed with the SEC on November 21, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Post-Effective Amendments to the Registration Statements on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on this 8th day of May, 2017.

HEADWATERS INCORPORATED (REGISTRANT)

By:	/s/ Ernest C. McLean
Ernest C. McLean
Senior Vice President and Secretary

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